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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                            ------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 10, 2001


                          CHEQUEMATE INTERNATIONAL INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                      UTAH
                                   ----------
                 (State or Other Jurisdiction of Incorporation)

              001-15043                               76-0279816
              ---------                               ----------
     (Commission File Number)             (IRS Employer Identification No.)


                 124 POINT EST BOULEVARD, ST. CHARLES, MO 63301
          ------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (636) 724-1004
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On August 10, 2001, Chequemate International Inc. (the "Company") underwent a change in control (the "Change in Control") when the Company issued (the "Issuance") 38,504,275 shares (the "Shares") of newly issued common stock, constituting a 51% percent equity interest in the common stock of the Company, to approximately three hundred new investors (the "New Investors") in return for $3.5 million, or approximately $.09 per share.

     The Company received shareholder approval for the Issuance and Change in Control on July 31, 2001 at a special meeting of the Company's shareholders (the "Special Meeting"). Out of the total votes of 16,709,034 cast at the Special Meeting, 16,552,347 votes were cast For the Issuance and Change in Control, 43,045 votes cast Against, and 113,642 votes cast Abstained.

     The Issuance was conducted by a private placement under Regulation S of the Securities Act of 1933, as amended ("Securities Act"). Regulation S allows issuers such as the Company to issue securities to non-US persons without a registration statement. The New Investors are "non-U.S. Persons" as that term is defined in Regulation S of the Securities Act.

     Most of the New Investors are shareholders of Another World Inc., a company established under the laws of the Republic of Korea ("Another World"). Another World is a research and technology company based in the Republic of Korea, and a leading provider of true stereoscopic 3D imaging solutions.

     The New Investors who have overlapping ownership in Another World together own most of the 38,504,275. The following New Investors own at least 5% of the equity of the Company as a result of the Issuance. Phil Moon Seong owns approximately 11.9% of the equity of the Company. Mr. Seong is the chairman of Another World. TeraSource Venture Capital, Ltd. ("TeraSource") owns approximately 10% of the equity of the Company. TeraSource Venture Capital, Ltd. is one of the leading venture capital firms in Korea. KDP Capital ("KDB"), one of the leading Korean venture capital firms, will own up to 5.6% of the equity of the Company. The New Investors, to the extent that they act together may determine our future direction as the Issuance of the Shares will result in a change of control in our ownership.

     Prior to the Issuance, no single person held more than 4.98% of the outstanding securities of the Company. Incorporated by reference to this Form 8-K from page 5 of the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the "Commission") on July 9, 2001, Accession Number 912057-1-523077 is the table setting forth as of JUNE 8, 2001 the beneficial ownership of the common stock of the Company by (a) each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each of our directors and executive officers and (c) all of our directors and executive officers as a group.

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     The Issuance was conducted pursuant to an Amended and Restated Master
Agreement incorporated by reference to this 8-K from Exhibit 99.1(a) of the Preliminary Proxy Statement on Schedule 14A filed with the Commission on June 14, 2001, Accession Number 912057-1-519945. The New Investors have the right to require that the Company register their Shares with the Commission so that their Shares can be freely traded, as set forth in the Statement of Registration Rights attached as Schedule 1.3 to the Master Agreement included as Exhibit 99(a) to the Preliminary Proxy Statement filed with the Commission on July 9, 2001, Accession Number 912057-1-523077. The Issuance was made according to a subscription agreement ("Subscription Agreement") attached as Exhibit A to the Master Agreement included as Exhibit 99(a) to the Preliminary Proxy Statement filed with the Commission on July 9, 2001, Accession Number 912057-1-523077.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 17, 2001                  Chequemate International, Inc.
                                           (Registrant)

                                        /s/ Chandos Mahon
                                        ------------------------
                                        Chandos Mahon
                                        President/CEO



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